Exhibit 10(g)

DENBURY INC.
2020 OMNIBUS STOCK AND INCENTIVE PLAN

DEFERRED STOCK UNIT GRANT NOTICE

Pursuant to the terms and conditions of the Denbury Inc. 2020 Omnibus Stock and Incentive Plan, as amended from time to time (the “Plan”), Denbury Inc., a Delaware corporation (the “Company”), hereby grants to the individual listed below (“you” or the “Participant”) the number of deferred restricted stock units (the “DSUs”) set forth below. This award of DSUs (this “Award”) is subject to the terms and conditions set forth in this Deferred Stock Unit Grant Notice (this “Grant Notice”), in the Deferred Stock Unit Agreement attached hereto as Exhibit A (the “Agreement”) and in the Plan, each of which is incorporated herein by reference. Capitalized terms used but not defined herein shall have the meanings set forth in the Plan or the Agreement.

Type of Award:	Restricted Stock Units

Participant:

Date of Grant:

Total Number of Deferred Stock Units:

Vesting Schedule:
Subject to Section 2(b) of the Agreement, the Plan and the other terms and conditions set forth in this Grant Notice, the DSUs shall vest according to the following schedule, so long as you continuously serve on the Board from the Date of Grant through each such vesting date:

	Vesting Date	Number of DSUs That Vest
December 4, 2021
December 4, 2022
December 4, 2023

Settlement of Vested DSUs:	Any vested DSUs shall be settled in accordance with Section 4 of the Agreement.

By your signature below, you agree to be bound by the terms and conditions of the Plan, the Agreement and this Grant Notice. You acknowledge that you have reviewed the Agreement, the Plan and this Grant Notice in their entirety and fully understand all provisions of the Agreement, the Plan and this Grant Notice. You hereby agree to accept as binding, conclusive and final all decisions or interpretations of the Committee regarding any questions or determinations arising under the Agreement, the Plan or this Grant Notice. This Grant Notice may be executed in one or more counterparts (including portable document format (.pdf) and facsimile counterparts), each of which shall be deemed to be an original, but all of which together shall constitute one and the same agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this Grant Notice to be executed by an officer thereunto duly authorized, and the Participant has executed this Grant Notice, effective for all purposes as provided above.

DENBURY INC.

By:
Name:	Christian S. Kendall
Title:	President and Chief Executive Officer

By:
Name:	Mark C. Allen
Title:	Executive Vice President and Chief Financial Officer

PARTICIPANT

Name:

SIGNATURE PAGE TO
DEFERRED STOCK UNIT GRANT NOTICE

EXHIBIT A

DEFERRED STOCK UNIT AGREEMENT

This Deferred Stock Unit Agreement (together with the Grant Notice to which this Agreement is attached, this “Agreement”) is made as of the Date of Grant set forth in the Grant Notice to which this Agreement is attached by and between Denbury Inc., a Delaware corporation (the “Company”), and (the “Participant”). Capitalized terms used but not specifically defined herein shall have the meanings specified in the Plan or the Grant Notice.

1.Award. Effective as of the Date of Grant set forth in the Grant Notice (the “Date of Grant”), the Company hereby grants to the Participant the number of DSUs set forth in the Grant Notice on the terms and conditions set forth in the Grant Notice, this Agreement and the Plan, which is incorporated herein by reference as a part of this Agreement. In the event of any inconsistency between the Plan and this Agreement, the terms of the Plan shall control. To the extent vested, each DSU represents the right to receive one share of Stock, subject to the terms and conditions set forth in the Grant Notice, this Agreement and the Plan. Unless and until the DSUs have become vested in the manner set forth in the Grant Notice, the Participant will have no right to receive any shares of Stock or other payments in respect of the DSUs. Prior to settlement of this Award, the DSUs and this Award represent an unsecured obligation of the Company, payable only from the general assets of the Company.

2.Vesting of DSUs.

(a)Except as otherwise set forth in Section 2(b), the DSUs shall vest in accordance with the vesting schedule set forth in the Grant Notice. Unless and until the DSUs have vested in accordance with such vesting schedule, the Participant will have no right to receive any dividends or other distribution with respect to the DSUs. Upon the Participant’s Separation prior to the final vesting date set forth in the Grant Notice (but after giving effect to any accelerated vesting pursuant to Section 2(b)), any unvested DSUs (and all rights arising from such DSUs and from being a holder thereof) will terminate automatically without any further action by the Company and will be forfeited without further notice and at no cost to the Company. Upon the Participant’s Separation, the Participant will retain all vested DSUs, which will be settled as set forth in Section 4.

(b)Notwithstanding anything in the Grant Notice, this Agreement or the Plan to the contrary, subject to Section 9, upon (i) the Participant’s Separation due to the Participant’s death or Disability or (ii) the consummation of a Change of Control, the DSUs shall immediately become fully vested.

3.Dividend Equivalents. In the event that the Company declares and pays a dividend in respect of its outstanding shares of Stock and, on the record date for such dividend, the Participant holds DSUs granted pursuant to this Agreement that have vested but not yet been settled, the Company shall record the amount of such dividend in a bookkeeping account and pay to the Participant an amount in cash equal to the cash dividends the Participant would have received if the Participant was the holder of record, as of such record date, of a number of shares of Stock
Exhibit A-1

equal to the number of DSUs held by the Participant that have not been settled as of such record date, such payment to be made on the Settlement Date (as defined below) in accordance with Section 4 (the “Dividend Equivalents”). For purposes of clarity, if the DSUs (or any portion thereof) are forfeited by the Participant pursuant to the terms of this Agreement, then the Participant shall also forfeit the Dividend Equivalents, if any, accrued with respect to such forfeited DSUs. No interest will accrue on the Dividend Equivalents between the declaration and payment of the applicable dividends and the settlement of the Dividend Equivalents.

4.Settlement of DSUs. Subject to Section 21, on the earlier of (a) the first to occur of (i) the third anniversary of the Date of Grant and (ii) the consummation of a Change of Control; and (b) the first anniversary of the Participant’s Separation due to the Participant’s death (the earlier of the dates in the preceding clauses (a) and (b), the “Settlement Date”) but in no event later than 30 days after the Settlement Date, the Company shall deliver to the Participant (or, if applicable, the Participant’s estate) a number of shares of Stock equal to the number of DSUs subject to this Award that have become vested. For the avoidance of doubt, in no event shall the Participant have a right to receive any shares of Stock in respect of DSUs that remain unvested as of the Settlement Date. All shares of Stock issued hereunder shall be delivered either by delivering one or more certificates for such shares to the Participant or by entering such shares in book-entry form, as determined by the Committee in its sole discretion. The value of shares of Stock shall not bear any interest owing to the passage of time. Neither this Section 4 nor any action taken pursuant to or in accordance with this Agreement shall be construed to create a trust or a funded or secured obligation of any kind. Notwithstanding the preceding provisions of this Section 4, the Participant may elect to defer the delivery of the shares of Stock in settlement of the DSUs pursuant to the Deferred Stock Units Deferral Election Form attached hereto as Exhibit B. Any such deferral election shall be made in compliance with such rules and procedures as the Committee prescribes from time to time.

5.Tax Withholding. To the extent that the receipt, vesting or settlement of this Award results in compensation income or wages to the Participant for federal, state, local and/or foreign tax purposes, the Participant shall make arrangements satisfactory to the Company regarding the payment of, any income tax, social insurance contribution or other applicable taxes that are required to be withheld in respect of this Award, which arrangements include the delivery of cash or cash equivalents, shares of Stock (including previously owned shares of Stock (which is not subject to any pledge or other security interest), net settlement, a broker-assisted sale, or other cashless withholding or reduction of the amount of shares otherwise issuable or delivered pursuant to this Award), other property, or any other legal consideration the Committee deems appropriate. If such tax obligations are satisfied through net settlement or the surrender of previously owned shares of Stock, the maximum number of shares of Stock that may be so withheld (or surrendered) shall be the number of shares of Stock that have an aggregate Fair Market Value on the date of withholding or surrender equal to the aggregate amount of such tax liabilities determined based on the greatest withholding rates for federal, state, local and/or foreign tax purposes, including payroll taxes, that may be utilized without creating adverse accounting treatment for the Company with respect to this Award, as determined by the Committee. Any fraction of a share of Stock required to satisfy such tax obligations shall be disregarded and the amount due shall be paid instead in cash to the Participant. The Participant acknowledges that there may be adverse tax consequences upon the receipt, vesting or settlement of this Award or
Exhibit A-2

disposition of the underlying shares and that the Participant has been advised, and hereby is advised, to consult a tax advisor. The Participant represents that the Participant is in no manner relying on the Board, the Committee, the Company or an Affiliate or any of their respective managers, directors, officers, employees or authorized representatives (including attorneys, accountants, consultants, bankers, lenders, prospective lenders and financial representatives) for tax advice or an assessment of such tax consequences.

6.Non-Transferability. During the lifetime of the Participant, the DSUs may not be sold, pledged, assigned or transferred in any manner other than by will or the laws of descent and distribution, unless and until the shares of Stock underlying the DSUs have been issued, and all restrictions applicable to such shares have lapsed. Neither the DSUs nor any interest or right therein shall be liable for the debts, contracts or engagements of the Participant or his or her successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means, whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect, except to the extent that such disposition is permitted by the preceding sentence.

7.Compliance with Applicable Law. Notwithstanding any provision of this Agreement to the contrary, the issuance of shares of Stock hereunder will be subject to compliance with all applicable requirements of applicable law with respect to such securities and with the requirements of any stock exchange or market system upon which the Stock may then be listed. No shares of Stock will be issued hereunder if such issuance would constitute a violation of any applicable law or regulation or the requirements of any stock exchange or market system upon which the shares of Stock may then be listed. In addition, shares of Stock will not be issued hereunder unless (a) a registration statement under the Securities Act is in effect at the time of such issuance with respect to the shares to be issued or (b) in the opinion of legal counsel to the Company, the shares to be issued are permitted to be issued in accordance with the terms of an applicable exemption from the registration requirements of the Securities Act. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary for the lawful issuance and sale of any shares of Stock hereunder will relieve the Company of any liability in respect of the failure to issue such shares as to which such requisite authority has not been obtained. As a condition to any issuance of shares of Stock hereunder, the Company may require the Participant to satisfy any requirements that may be necessary or appropriate to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect to such compliance as may be requested by the Company.

8.Rights as a Stockholder. The Participant shall have no rights as a stockholder of the Company with respect to any shares of Stock that may become deliverable hereunder unless and until the Participant has become the holder of record of such shares of Stock, and no adjustments shall be made for dividends in cash or other property, distributions or other rights in respect of any such shares of Stock, except as otherwise specifically provided for in the Plan or this Agreement.

Exhibit A-3

9.Execution of Receipts and Releases. Any issuance or transfer of shares of Stock or other property to the Participant or the Participant’s legal representative, heir, legatee or distributee, in accordance with this Agreement shall be in full satisfaction of all claims of such Person hereunder. As a condition precedent to such payment or issuance, the Company may require the Participant or the Participant’s legal representative, heir, legatee or distributee to execute (and not revoke within any time provided to do so) a release and receipt therefor in such form as it shall determine appropriate; provided, however, that any review period under such release will not modify the date of settlement with respect to vested DSUs.

10.No Right to Continued Service or Awards. Nothing in the adoption of the Plan, nor the award of the DSUs thereunder pursuant to the Grant Notice and this Agreement, shall confer upon the Participant the right to a continued service relationship with the Company or any Affiliate, or any other entity, or affect in any way the right of the Company or any such Affiliate, or any other entity to terminate such service relationship at any time. The grant of the DSUs is a one-time benefit and does not create any contractual or other right to receive a grant of deferred stock units or other Awards or any payment or benefits in the future. Any future Awards will be granted at the sole discretion of the Board or the Committee acting on behalf of the Company.

11.Notices. All notices and other communications under this Agreement shall be in writing and shall be delivered to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

If to the Company, unless otherwise designated by the Company in a written notice to the Participant (or other holder):

Denbury Inc.
Attention: Corporate Secretary
5851 Legacy Circle, Suite 1200
Plano, TX 75024

If to the Participant, at the Participant’s last known address on file with the Company.

Any notice that is delivered personally or by overnight courier or telecopier in the manner provided herein shall be deemed to have been duly given to the Participant when it is mailed by the Company or, if such notice is not mailed to the Participant, upon receipt by the Participant. Any notice that is addressed and mailed in the manner herein provided shall be conclusively presumed to have been given to the party to whom it is addressed at the close of business, local time of the recipient, on the fourth day after the day it is so placed in the mail.

12.Consent to Electronic Delivery; Electronic Signature. In lieu of receiving documents in paper format, the Participant agrees, to the fullest extent permitted by law, to accept electronic delivery of any documents that the Company may be required to deliver (including, but not limited to, prospectuses, prospectus supplements, grant or award notifications and agreements, account statements, annual and quarterly reports and all other forms of communications) in connection with this and any other Award made or offered by the Company. Electronic delivery may be via a Company electronic mail system or by reference to a location on a Company intranet to which the Participant has access. The Participant hereby consents to any and all procedures the
Exhibit A-4

Company has established or may establish for an electronic signature system for delivery and acceptance of any such documents that the Company may be required to deliver, and agrees that his or her electronic signature is the same as, and shall have the same force and effect as, his or her manual signature.

13.Agreement to Furnish Information. The Participant agrees to furnish to the Company all information requested by the Company to enable it to comply with any reporting or other requirement imposed upon the Company by or under any applicable statute or regulation.

14.Entire Agreement; Amendment. This Agreement constitutes the entire agreement of the parties with regard to the subject matter hereof, and contains all the covenants, promises, representations, warranties and agreements between the parties with respect to the DSUs granted hereby. Without limiting the scope of the preceding sentence, except as provided therein, all prior understandings and agreements, if any, among the parties hereto relating to the subject matter hereof are hereby null and void and of no further force and effect. The Committee may, in its sole discretion, amend this Agreement from time to time in any manner that is not inconsistent with the Plan; provided, however, that except as otherwise provided in the Plan or this Agreement, any such amendment that materially and adversely reduces the rights of the Participant shall be effective only if it is in writing and signed by both the Participant and an authorized officer of the Company.

15.Severability and Waiver. If a court of competent jurisdiction determines that any provision of this Agreement is invalid or unenforceable, then the invalidity or unenforceability of such provision shall not affect the validity or enforceability of any other provision of this Agreement, and all other provisions shall remain in full force and effect. Waiver by any party of any breach of this Agreement or failure to exercise any right hereunder shall not be deemed to be a waiver of any other breach or right. The failure of any party to take action by reason of such breach or to exercise any such right shall not deprive the party of the right to take action at any time while or after such breach or condition giving rise to such rights continues.

16.Clawback. The Participant’s rights with respect to this Award shall in all events be subject to (a) all rights that the Company may have under any Company written clawback or recoupment policy or other written agreement or arrangement with the Participant, and (ii) all rights and obligations that the Company may have regarding the clawback of “incentive-based compensation” under Section 10D of the Exchange Act, the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and any applicable rules and regulations promulgated thereunder form time to time by the U.S. Securities and Exchange Commission.

17.Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of DELAWARE applicable to contracts made and to be performed therein, exclusive of the conflict of laws provisions of DELAWARE LAW.

18.Successors and Assigns. The Company may assign any of its rights under this Agreement without the Participant’s consent. This Agreement will be binding upon and inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth herein and in the Plan, this Agreement will be binding upon the Participant and the
Exhibit A-5

Participant’s beneficiaries, executors, administrators and the Person(s) to whom the DSUs may be transferred by will or the laws of descent or distribution.

19.Headings; References; Interpretation. Headings are for convenience only and are not deemed to be part of this Agreement. The words “hereof,” “herein” and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement. All references herein to Sections shall, unless the context requires a different construction, be deemed to be references to the Sections of this Agreement. The word “or” as used herein is not exclusive and is deemed to have the meaning “and/or.” All references to “including” shall be construed as meaning “including without limitation.” Unless the context requires otherwise, all references herein to a law, agreement, instrument or other document shall be deemed to refer to such law, agreement, instrument or other document as amended, supplemented, modified and restated from time to time to the extent permitted by the provisions thereof. All references to “dollars” or “$” in this Agreement refer to United States dollars. Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural and vice versa. Neither this Agreement nor any uncertainty or ambiguity herein shall be construed or resolved against any party hereto, whether under any rule of construction or otherwise. On the contrary, this Agreement has been reviewed by each of the parties hereto and shall be construed and interpreted according to the ordinary meaning of the words used so as to fairly accomplish the purposes and intentions of the parties hereto.

20.Counterparts. The Grant Notice may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument. Delivery of an executed counterpart of the Grant Notice by facsimile or portable document format (.pdf) attachment to electronic mail shall be effective as delivery of a manually executed counterpart of the Grant Notice.

21.Nonqualified Deferred Compensation Rules. Notwithstanding anything herein or in the Plan to the contrary, the DSUs granted pursuant to this Agreement are intended to be compliant with the applicable requirements of Nonqualified Deferred Compensation Rules and shall be limited, construed and interpreted in accordance with such intent. If the Participant is deemed to be a “specified employee” within the meaning of the Nonqualified Deferred Compensation Rules, as determined by the Committee, at a time when the Participant becomes eligible for settlement of the DSUs upon his “separation from service” within the meaning of Section 409A of the Code, then to the extent necessary to prevent any accelerated or additional tax under the Nonqualified Deferred Compensation Rules, such settlement will be delayed until the earlier of: (a) the date that is six months following the Participant’s separation from service and (b) the Participant’s death. Notwithstanding the foregoing, the Company and its Affiliates make no representations that the DSUs provided under this Agreement are exempt from or compliant with the Nonqualified Deferred Compensation Rules and in no event shall the Company or any Affiliate be liable for all or any portion of any taxes, penalties, interest or other expenses that may be incurred by the Participant on account of non-compliance with the Nonqualified Deferred Compensation Rules.

[Remainder of Page Intentionally Blank]
Exhibit A-6

EXHIBIT B

DEFERRED STOCK UNITS DEFERRAL ELECTION FORM

Please complete this Deferred Stock Units Deferral Election Form (the “Deferral Election Form”) and return a signed copy to the Corporate Secretary no later than December 2, 2020 (the “Election Deadline”).

Name:

1.Settlement of DSUs

In making this election, the following rules apply:

•Unless otherwise specified, capitalized terms used but not defined in this Deferral Election Form shall have the meaning attributed to them in the Deferred Stock Unit Grant Notice (the “Grant Notice”), the Deferred Stock Unit Agreement (the “Agreement”) or the Denbury Inc. 2020 Omnibus Stock and Incentive Plan, as amended from time to time (the “Plan”), as applicable.

•You must complete this Deferral Election Form by the Election Deadline and select a date for receipt of the shares of Stock underlying the DSUs (and cash in respect of any Dividend Equivalents). If you fail to complete and timely submit this Deferral Election Form, the shares of Stock underlying your DSUs (and cash in respect of any Dividend Equivalents) will be issued and paid to you on the Settlement Date specified in Section 4 of the Agreement.

2.Deferral Election

I hereby irrevocably elect to receive the shares of Stock issuable pursuant to the vesting of the DSUs (and cash in respect of any Dividend Equivalents) granted to me in 2020, upon (select only one of the following):

☐ (a) The Settlement Date specified in the Agreement.

☐ (b) The earliest to occur of my death, “disability” (as defined in Section 409A of the Code), a Change of Control, a “separation from service” (as defined in Section 409A of the Code) (the “Termination/CIC Date”).

☐ (c) The earlier of the (i) Termination/CIC Date and (ii) the following anniversary of the Settlement Date specified in Section 4 the Agreement as circled: [first] [second] [third] [fourth] [fifth].
Exhibit B-1

3.Signature

I understand that my rights to the shares of Stock underlying the DSUs (and cash in respect of any Dividend Equivalents) are subject to (i) to fluctuations in market prices, which may increase or decrease between the Settlement Date specified in Section 4 the Agreement and the date I elected above and (ii) the rights of the general creditors of the Company in the event of its insolvency. I also understand that cash in respect of any Dividend Equivalents will not bear any interest owing to the passage of time. I further understand that this Deferral Election Form will become effective and irrevocable as of 5:00 pm CT on the Election Deadline. Once I have elected the time of settlement of my DSUs by submitting this Deferral Election Form, I understand that (a) the settlement election will be irrevocable and (b) the settlement election will control over any contrary payment time or event specified in Section 4 of the Agreement. I acknowledge that, if I do not complete and timely submit this Deferral Election Form, the shares of Stock underlying my DSUs (and cash in respect of any Dividend Equivalents) will be paid to me at the Settlement Date specified in Section 4 of the Agreement.

By executing this Deferral Election Form, I hereby acknowledge my understanding of, and agreement with, the terms and provisions set forth in this Deferral Election Form, the Grant Notice, the Agreement and the Plan.

PARTICIPANT

Name:

Exhibit B-2